Exhibit 5





                                                                   March 7, 2005



Board of Directors
United Commerce Bancorp
211 South College Avenue
Bloomington, Indiana 47404


Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-4EF (file no. 333-122858) (the "Registration Statement") filed by United Commerce Bancorp, an Indiana corporation (the "Corporation"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to 1,013,500 shares of common stock, without par value, of the Corporation (the "Shares").

     We have examined such records and documents and have made such investigation of law as we have deemed necessary in the circumstances. Based on that examination and investigation, it is our opinion that the Shares are duly authorized and will be, upon consummation of the exchange of the outstanding shares of common stock, without par value, of United Commerce Bank, an Indiana bank, for the Shares in the manner described in the Registration Statement (including all Exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and applicable state blue sky laws, validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Barnes & Thornburg LLP

                                           BARNES & THORNBURG LLP